UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 16, 2008

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2556 Wagener Road

Aiken, South Carolina 29801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (888) 434-0945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AGY Holding Corp.’s Board of Directors (the “Board”) has approved the promotion of Jeffrey Davis, to President and Chief Operating Officer of AGY Holding Corp. (the “Company”) effective October 16, 2008. Mr. Davis will report to Doug Mattscheck, Chief Executive Officer of the Company. Mr. Mattscheck will continue to focus on the strategic initiatives relating to the Company’s growth, while Mr. Davis will directly lead the Operational, Commercial and Technical activities of the Company.

Mr. Davis, who is 46 years old, joined the Company as Chief Operating Officer in September 2007 after a 21-year career at the General Electric Company, where most recently he was General Manager of the GE Sealants and Adhesives business unit. Mr. Davis’ prior experiences at GE span a variety of functional roles and GE businesses, including VP of Global Sales and Marketing at GE Quartz & Advanced Ceramics, Global Crystalline Polymers Business Leader at GE Plastics, Halogen Product General Manager at GE Lighting, Plant Manager at GE Control Products and Senior Audit Manager for GE’s Corporate Audit Staff.

Mr. Davis previously entered into an employment offer letter with our parent company on August 23, 2007, which provides for a base salary (subject to annual review by the Compensation Committee of the Board), an annual bonus opportunity, participation in our parent company’s stock option plan and our severance plan and certain perquisites related to his relocation and transportation. Mr. Davis is also entitled to participate in the benefits extended by the Company to its salaried employees, including medical, dental, 401K and insurance plans.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit Number	Title

	10.1	Employment Offer Letter dated as of June 7, 2007 by and between KAGY Holdings, Inc. and Jeffrey J. Davis (incorporated by reference to Exhibit 3.1 of Form S-4 (File No. 333-150749) filed May 8, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: October 22, 2008	By:	/s/ Wayne T. Byrne
Name: Wayne T. Byrne Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1	Employment Offer Letter dated as of June 7, 2007 by and between KAGY Holdings, Inc. and Jeffrey J. Davis (incorporated by reference to Exhibit 3.1 of Form S-4 (File No. 333-150749) filed May 8, 2008)